Exhibit 10.15

EXECUTION COPY

ROLLOVER AGREEMENT

ROLLOVER AGREEMENT, dated as of July 21, 2006 (this “Agreement”), by and among COLLECT HOLDINGS, INC., a Delaware corporation (“Parent”), Michael Barrist and the several other individuals and entities named on Part A of Schedule I hereto (each a “Rollover Investor” and collectively, the “Rollover Investors”).

WITNESSETH:

WHEREAS, on the date hereof, Parent, Collect Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of Parent (“Acquisition”), and NCO Group, Inc., a Pennsylvania corporation (“Target”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein, Acquisition will merge with and into Target (the “Merger”) with Target continuing as the surviving corporation;

WHEREAS, on or prior to the closing of the Merger (the “Closing”), the Certificate of Incorporation of Parent will be amended and restated in substantially the form of Exhibit A hereto (the “Restated Parent Charter”), and pursuant to the Restated Parent Charter, the authorized capital stock of Parent will consist of 6,500,000 shares of Preferred Stock, par value $.01 per share, including 6,000,000 shares of Series A 14% PIK Preferred Stock (“Parent Series A Preferred Stock”), 300,000 shares of Class L Common Stock, par value $.01 per share (“Parent Class L Common Stock”), and 2,750,000 shares of Class A Common Stock, par value $.01 per share (“Parent Class A Common Stock”);

WHEREAS, each Rollover Investor is the beneficial owner of at least the number of shares of Common Stock, no par value, of Target (“Target Common Stock”), set forth opposite such Rollover Investor’s name on Part A of Schedule I hereto under the heading “Rollover Shares” (the number of such shares set forth opposite such Rollover Investor’s name being the “Rollover Shares”); and

WHEREAS, each of the Rollover Investors, acting severally and not jointly, is willing to contribute such Rollover Investor’s Rollover Shares to Parent in exchange for newly issued shares of Parent Class L Common Stock and Parent Class A Common Stock, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.

AGREEMENTS

SECTION 1.01. Rollover. At the Closing, each Rollover Investor will purchase or cause to be purchased from Parent (i) at a purchase price of $247.50 per share, that number of shares of newly issued Parent Class L Common Stock as is set forth opposite such Rollover Investor’s name under the heading “Shares of Parent Class L Common Stock” on Part A of Schedule I hereto, and (ii) at a purchase price of $10 per share, that number of shares of newly issued Parent Class A Common Stock as is set forth opposite such Rollover Investor’s name under the heading “Shares of Parent Class A Common Stock” on Part A of Schedule I hereto (such shares of Parent Class L Common Stock and Parent Class A Common Stock, collectively the “Shares”), by delivering and contributing to Parent, as payment in full for the Shares, such Rollover Investor’s Rollover Shares (the “Rollover”), valuing each share of Target Common Stock so contributed to Parent at $27.50 per share (i.e., an amount equal to the Merger Consideration). The foregoing allocation of Parent Class L Common Stock and Parent Class A Common Stock for each Rollover Investor’s Rollover Shares, is based on the assumption that One Equity Partners II, L.P., a Cayman Islands limited partnership (“OEP II”), OEP II Co Investors, L.P., a Cayman Islands limited partnership (“OEP II Co-Invest”), and OEP II Partners Co-Invest, L.P., a Cayman Islands limited partnership (“OEP II Partners Co-Invest,” and together with OEP II and OEP Co-Invest, “OEP”), will purchase (i) shares in units composed of either (i) four (4) newly issued shares of Parent Series A Preferred Stock at a purchase price of $237.50 per share and five (5) newly issued shares of Parent Class A Common Stock at a purchase price of $10 per share or (ii) four (4) newly issued shares Parent Class L Common Stock at a purchase price of $247.50 per share and one (1) newly issued share of Parent Class A Common Stock at a purchase price of $10 per share (the “OEP Subscription”). To the extent that, prior to the Rollover Closing (as defined below), the OEP Subscription is composed of units different than those described above (including with respect to the price, allocation, class or number of shares), the parties shall in good faith agree upon an equitable adjustment for each Rollover allocation to maintain the intended position of proportional economic equivalence (disregarding the different tax attributes of the Class L Common Stock and the Preferred Class A Stock).

SECTION 1.02. Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Rollover contemplated by Section 1.01 (the “Rollover Closing”) shall take place immediately prior to the closing of the Merger at the same location as the Merger closing and concurrent with the OEP Subscription.

SECTION 1.03. Stockholders Agreement and Registration Rights Agreement. Parent and each Rollover Investor agrees that, at the Rollover Closing, they shall enter into (a) a stockholders agreement on the terms set forth in Exhibit B hereto and such other customary terms that are not in conflict with such terms (the “Stockholders Agreement”); and (b) a registration rights agreement on the terms set forth in Exhibit C hereto and such other customary terms that are not in conflict with such terms (the “Registration Rights Agreement”).

SECTION 1.04. Management Agreements and Acknowledgements.

(a) Parent and Michael Barrist agree that, at the Rollover Closing, they shall enter into an employment agreement on the terms set forth in Exhibit D hereto and such other customary terms that are not in conflict with such terms (the “Barrist Employment Agreement”).

(b) Parent agrees to use commercially reasonable efforts to enter into employment agreements with the individuals listed on, and on the terms set forth on, Exhibit E and such other customary terms that are not in conflict with such terms (“Management Employment Agreements”); and

(c) Parent shall adopt a Restricted Stock Plan on the terms set forth on the terms set forth in Exhibit F hereto and such other customary terms that are not in conflict with such terms (the “Restricted Stock Plan”).

SECTION 1.05. Restrictions on Transfers. Each Rollover Investor agrees that, except as otherwise provided herein, without the prior written consent of Parent, it will not make any transfer, sale, assignment, pledge, hypothecation or other disposition (including by operation of law), whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right or the imposition of a restriction on disposition or voting (in each case, a “Transfer”), of any of its Rollover Shares, except in connection with bona fide estate, financial or tax planning purposes after providing 3 Business Days notice to Parent, provided that any transferee executes and delivers to Parent an instrument satisfactory to Parent agreeing that such transferee will be bound by this Agreement as if such transferee was a Rollover Investor.

SECTION 1.06. Voting. Each Rollover Investor agrees that he, she or it will vote or execute consents in respect of each share of Target Common Stock with respect to which he, she or it has voting power at the time of such shareholder meeting or request for consent, in favor of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Notwithstanding anything herein to the contrary, the Target shall have the right to enforce the obligations of each Rollover Investor set forth in this Section 1.06.

SECTION 1.07. Appraisal Rights. Each Rollover Investor hereby waives any and all appraisal, dissenters and similar rights that the Rollover Investor may have with respect of the Merger and the other transactions contemplated by the Merger Agreement.

SECTION 1.08. Rollover Investor Capacity. Parent acknowledges that each Rollover Investor does not make any agreement or understanding in such Rollover Investor’s capacity (if applicable) as a director or officer of the Target. Each Rollover Investor executes this Agreement solely in his, her or its capacity as a stockholder of the Target and nothing herein shall limit in affect any actions taken by the Rollover Investor in his, her or its capacity as an offer or director of the Target.

SECTION 1.09. Certain Tax Matters. Each party acknowledges that it is intended that the Rollover effected pursuant to Section 1.01 shall be treated as a tax-free transfer under the Internal Revenue Code of 1986, as amended, and agrees to treat the transaction for all federal, state and local income tax purposes accordingly.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Rollover Investors that:

SECTION 2.01. Corporate Existence and Power; Newly Formed Corporation. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Parent was formed on July 13, 2006 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and hereby. Parent has not engaged in any other business activities. Except for (i) customary obligations or liabilities incurred in connection with its organization, and (ii) the transactions contemplated hereby and in the Merger Agreement, Parent has not incurred any material obligations or liabilities or engaged in any business activities.

SECTION 2.02. Authorization; Validity. The execution and delivery by Parent of this Agreement and each of the other agreements, instruments and certificates being executed and delivered in connection with this Agreement, including the Stockholders Agreement and the Registration Rights Agreement, each as defined below (the “Ancillary Agreements”) to which Parent is a party and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) and thereby are within Parent’s powers and have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and each Ancillary Agreement to which Parent is a party will be duly executed and delivered by Parent at the Rollover Closing. This Agreement constitutes, and each Ancillary Agreement to which Parent is a party, when executed and delivered by Parent at Closing, will constitute, a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

SECTION 2.03. Governmental Authorization. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Article III hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to Parent in connection with the execution, delivery and performance by Parent of this Agreement and each Ancillary Agreement to which Parent is a party except (i) for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Filings”), (ii) for such filings as may be required under Regulation D promulgated under the Securities Act of 1933, as amended (“Regulation D”), or under any applicable state securities laws, (iii) for such other filings and approvals as have been made or obtained, or (iv) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of Parent to perform its obligations hereunder and thereunder.

SECTION 2.04. Noncontravention. The execution, delivery and performance by Parent of this Agreement and each Ancillary Agreement to which Parent is a party, does not and will not (i) violate the Restated Parent Charter and the Bylaws of Parent attached as Exhibit B hereto), (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon Parent, (iii) violate any contract, agreement, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which Parent is a party or (iv) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or to a loss of any benefit to which Parent is entitled under any provision of any agreement or other instrument binding upon Parent or any of its assets or properties.

SECTION 2.05. Capitalization. At and immediately after the Closing, the authorized capital stock of Parent shall consist of 6,500,000 shares of Parent Preferred Stock, including 6,000,000 shares of Parent Series A Preferred Stock, 300,000 shares of Parent Class L Common Stock and 2,750,000 shares of Parent Class A Common Stock. At and immediately after the Closing there will be no outstanding (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (iii) options or other rights to acquire from Parent, or other obligation of Parent to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, except, (A) for the Shares to be issued hereunder, (B) the OEP Subscription (or, as it may be adjusted between the date hereof and the Rollover Closing, provided, in accordance with Section 1.01, the Rollovers have been equitably adjusted) and (C) such other Shares as, between the date hereof and the Rollover Closing, as OEP may determine to cause Parent to issue to a third party not affiliated with OEP (the “Other Investor”) provided that (1) such Other Investor acquires such Shares for cash, at the same per share price paid by the Rollover Shareholders, and (2) each such Other Investor agrees to be bound by the terms of the Stockholders Agreement and Registration Rights Agreement.

SECTION 2.06. Valid Issuance of Shares. At Closing, the Shares will have been duly and validly authorized and when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be validly issued, fully paid and nonassessable shares of Parent Series A Preferred Stock, Parent Class L Common Stock or Parent Class A Common Stock, as the case may be, free and clear of all claims, liens and encumbrances, other than any claims, liens and encumbrances created by the Stockholders Agreement.

ARTICLE III.

REPRESENTATION AND WARRANTIES OF THE ROLLOVER INVESTORS

Each Rollover Investor, severally and not jointly, and solely with respect to such Rollover Investor, represents and warrants to Parent that:

SECTION 3.01. Existence. Such Rollover Investor (if not a natural person) is a corporation, limited partnership, limited liability company, government pension plan or other entity, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

SECTION 3.02. Authorization; Power; Validity. The execution and delivery by such Rollover Investor (if not a natural person) of this Agreement and each Ancillary Agreement to which such Rollover Investor is a party and the consummation of the transactions contemplated hereby and thereby are within such Rollover Investor’s powers and have been duly authorized by all necessary action on the part of such Rollover Investor. This Agreement has been duly executed and delivered by such Rollover Investor and each Ancillary Agreement to which such Rollover Investor is a party will be duly executed and delivered by such Rollover Investor at Closing. This Agreement constitutes, and each Ancillary Agreement to which such Rollover Investor is a party, when executed and delivered by such Rollover Investor at Closing will constitute, a valid and binding agreement of such Rollover Investor, enforceable against such Rollover Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

SECTION 3.03. Governmental Authorization. No order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to such Rollover Investor in connection with the execution, delivery and performance by such Rollover Investor of this Agreement and each Ancillary Agreement to which such Rollover Investor is a party except (i) for HSR Filings, (ii) for such filings and notices of sale as may be required under Regulation D or under any applicable state securities laws, (iii) for such other filings and approvals as have been made or obtained, or (iv) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of such Rollover Investor to perform such Rollover Investor’s obligations hereunder or thereunder.

SECTION 3.04. Noncontravention. The execution, delivery and performance by such Rollover Investor of this Agreement and each Ancillary Agreement to which such Rollover Investor is a party does not and will not (i) violate, if such Rollover Investor is not a natural person, the certificate of incorporation, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational documents of such Rollover Investor, (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon such Rollover Investor, (iii) violate any contract, agreement, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which such Rollover Investor is a party, (iv) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Rollover Investor under any provision of any agreement or other instrument binding upon such Rollover Investor or any of its assets or properties or (v) result in the creation or imposition of any material lien, claim, charge, pledge, security interest or other encumbrance with respect to any Shares acquired hereunder.

SECTION 3.05. Title to Rollover Shares. Such Rollover Investor has good and valid title to the Rollover Shares being contributed to Parent pursuant to Section 1.01, free and clear of all claims, liens and encumbrances, other than any claims, liens and encumbrances created by this Agreement.

SECTION 3.06. Purchase for Investment. Such Rollover Investor is purchasing the Shares being purchased by such Rollover Investor hereunder for investment for such Rollover Investor’s own account and not with a view to, or for sale in connection with, any distribution thereof.

SECTION 3.07. Private Placement.

(a) Such Rollover Investor’s financial situation is such that such Rollover Investor can afford to bear the economic risk of holding the Shares being purchased by such Rollover Investor hereunder for an indefinite period of time, and such Rollover Investor can afford to suffer the complete loss of such Rollover Investor’s investment in the Shares.

(b) Such Rollover Investor’s knowledge and experience in financial and business matters are such that such Rollover Investor is capable of evaluating the merits and risks of such Rollover Investor’s investment in the Shares or such Rollover Investor has been advised by a representative possessing such knowledge and experience.

(c) Such Rollover Investor understands that the Shares acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there will be substantial restrictions on the transferability of the Shares and that following the date hereof there will be no public market for the Shares and that, accordingly, it may not be possible for such Rollover Investor to sell or pledge the Shares, or any interest in the Shares, in case of emergency or otherwise.

(d) Such Rollover Investor and such Rollover Investor’s representatives, including, to the extent such Rollover Investor deems appropriate, such Rollover Investor’s legal, professional, financial, tax and other advisors, have reviewed all documents provided to them in connection with such Rollover Investor’s investment in the Shares, and such Rollover Investor understands and is aware of the risks related to such investment.

(e) Such Rollover Investor and such Rollover Investor’s representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Parent, Target and their respective representatives concerning Parent, Target, the terms and conditions of such Rollover Investor’s acquisition of the Shares and related matters and to obtain all additional information which such Rollover Investor or such Rollover Investor’s representatives deem necessary.

(f) Such Rollover Investor is an “accredited investor” as such term is defined in Regulation D.

SECTION 3.08. No Other Representations and Warranties. Each Rollover Investor hereby acknowledges and agrees that the representations and warranties set forth in this Article II hereof are the only representations, warranties and statements being relied on by such Rollover Investor in connection with the Rollover.

ARTICLE IV.

CONDITIONS TO CLOSING

SECTION 4.01. Conditions to the Obligations of the Rollover Investors and Parent. The obligations of each of the Rollover Investors and Parent to consummate the transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions:

(a) No provision of any applicable law, rule or regulation and no judgment, injunction, order or decree by any court or other governmental or other entity of competent jurisdiction shall prohibit the consummation of the transactions contemplated hereby.

(b) All material actions by or in respect of, or filings with, or approvals of, any governmental or regulatory entity, body, agency, official or authority required to be taken, made or obtained prior to the Closing to permit the consummation of the transactions contemplated hereby shall have been taken, made or obtained.

(c) The conditions to the consummation of the Merger set forth in Article VI of the Merger Agreement, shall have been satisfied or waived.

SECTION 4.02. Conditions to the Obligations of the Rollover Investors. The obligation of each Rollover Investor to consummate the transactions contemplated hereby is subject to the satisfaction or waiver (by each Rollover Investor as to himself, herself or itself) of the following further conditions:

(a) Parent shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the date of the Rollover Closing.

(b) The representations and warranties of Parent contained in this Agreement in Sections 2.05 and 2.06 shall be true and correct in all respects, and all other representations on Parent contained in this Agreement shall be true and correct in all material respects when made and as of the date of the Rollover Closing, as if made on such date.

(c) Parent and each Other Investor shall have executed and delivered the Stockholders Agreement and the Registration Rights Agreement.

(d) Parent shall have executed and delivered the Barrist Employment Agreement and shall have duly adopted the Restricted Stock Plan.

SECTION 4.03. Conditions to the Obligation of Parent. The obligation of Parent to consummate the transactions contemplated hereby is subject to the satisfaction or waiver of the following further conditions:

(a) Each Rollover Investor shall have performed in all material respects all of its obligations hereunder required to be performed by such Rollover Investor on or prior to the date of the Rollover Closing.

(b) The representations and warranties of each Rollover Investor contained in this Agreement shall be true and correct in all material respects when made (which, with respect to each Rollover Investor that becomes a party to this Agreement by executing a joinder hereto, shall be as of the date of such joinder) and as of the date of the Rollover Closing, as if made on such date; provided that the representations and warranties set forth in Section 3.05 shall be true and correct in all respects when made and as of the date of the Rollover Closing, as if made on such date.

(c) Each Rollover Investor shall have executed and delivered the Stockholders Agreement and the Registration Rights Agreement.

(d) Michael Barrist shall have executed and delivered the Barrist Employment Agreement.

ARTICLE V.

TERMINATION

SECTION 5.01. Termination. This Agreement shall be terminated, and the transactions contemplated hereby abandoned at any time prior to the Rollover Closing, upon the Merger Agreement being terminated. In addition, the obligations of any Rollover Investor under the terms of this Agreement, may be terminated at any time prior to the Rollover Closing upon the mutual agreement of the Parent and such Rollover Investor.

SECTION 5.02. Effect of Termination. If this Agreement (or the obligations of any one Rollover Investor) is terminated, as the case may be, as permitted by Section 5.01, such termination shall be without liability of any party (or any stockholder, general partner, limited partner, member, director, officer, trustee, employee, agent, consultant or representative of such party) to any of the other parties to this Agreement and this Agreement (or the obligations of such Rollover Investor, as the case may be) shall become void and of no further force or effect. Notwithstanding the foregoing, the provisions of this Section 5.02 and of Article VI shall survive any termination hereof pursuant to Section 5.01.

ARTICLE VI.

MISCELLANEOUS

SECTION 6.01. Survival. All of the covenants, agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 6.02. Notices. Any notice or communication required or permitted hereunder shall be in writing and shall be delivered personally, delivered by nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid, or sent by facsimile (subject to electronic confirmation of such facsimile transmission). Any such notice or communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) one business day after it is deposited with a nationally recognized overnight courier service, if sent by nationally recognized overnight courier service, (iii) the day of sending, if sent by facsimile prior to 5:00 p.m. (EST) on any business day or the next succeeding business day if sent by facsimile after 5:00 p.m. (EST) on any business day or on any day other than a business day or (iv) five business days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or facsimile number, or to such other address or addresses or facsimile number or numbers as such party may subsequently designate to the other parties by notice given hereunder:

if to Parent, to it at:

Collect Holdings, Inc.

c/o One Equity Partners II, L.P.

320 Park Avenue, 18th Floor

New York, NY 10022

Attn: James Rubin and Daniel Selmonosky

Facsimile: (212) 277-1533

with a copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attention: Carmen J. Romano, Esq.

Facsimile: (215) 994-2222

if to any Rollover Investor, to such Rollover Investor at the address set forth for such Rollover Investor on Part A of Schedule I hereto.

SECTION 6.03. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and, in the case of an amendment, signed by (i) Parent, and (ii) Michael Barrist or, in the case of a waiver, signed by the party against whom the waiver is to be effective. Notwithstanding the foregoing, this Agreement (including Schedule I hereto) may be amended with respect to a particular Rollover Investor by a written instrument signed by Parent and such Rollover Investor.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

SECTION 6.04. Expenses. If the Merger is consummated, all reasonable out of pocket costs and expenses (including legal fees) incurred by any Rollover Investor in connection with the negotiation and execution of this Agreement or the Merger Agreement and the transactions contemplated hereby or thereby shall be paid by Parent; provided that notwithstanding anything set forth herein to the contrary, Parent shall have no obligation in respect of costs and expenses (including legal fees) incurred in connection with (i) the transfer of Rollover Shares by any Rollover Investor to any individual or entity (other than to Parent pursuant to Section 1.01) or (ii) the formation, organization or administration of any such entity.

SECTION 6.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Parent shall not assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of Michael Barrist, and no Rollover Investor shall assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of Parent.

SECTION 6.06. Governing Law. This Agreement, and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the laws of the State of New York.

SECTION 6.07. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby may only be brought in a the United States District Court for the Southern District of New York or any New York State court sitting in the borough of Manhattan, New York County, New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, and each party agrees that, in addition to any method of service of process otherwise permitted by law, service of process on each party may be made by any method for giving such party notice as provided in Section 6.02, and shall be deemed effective service of process on such party.

SECTION 6.08. Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 6.09. Counterparts; Third Party Beneficiaries. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Except for the Target with respect to Section 1.06, no provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

SECTION 6.10. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof.

SECTION 6.11. Severability. If one or more provisions of this Agreement are finally held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

SECTION 6.12. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, the words “hereof’, “herein”, “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words “Article” and “Section” are references to the articles and sections of this Agreement unless otherwise specified. Whenever the words “include,” “includes,” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliate” shall have the meaning provided for such term in the Stockholders Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

SECTION 6.13. New Rollover Investors. At any time from and after the date hereof and prior to the date of the Rollover Closing, Michael Barrist may, in his sole discretion, (a) cause a Rollover Transferee (as defined below) to execute a joinder to this Agreement, in form and substance reasonably satisfactory to the Parent, pursuant to which such person or entity will assume the rights and obligations hereunder of a Rollover Investor with respect to the respective amount of Rollover Shares set forth on such joinder agreement (a “New Rollover Investor”) and (b) amend Part A of Schedule 1 hereto (i) to reflect the addition of such New Rollover Investor and (ii) to revise the allocation of Rollover Shares thereon among pre-existing Rollover Investors to reflect the addition of such New Rollover Investor; provided that the aggregate number of Rollover Shares on Schedule 1 contributed by Michael Barrist and the New Rollover Investors shall always be equal to seven hundred and twenty seven thousand two hundred and seventy three (727,273). For purposes of this Section 6.13, “Rollover Transferee” shall mean MB’s spouse, lineal descendants (in each case, natural or adopted), siblings, parents, any trust trusts solely for the benefit of himself or the foregoing, or any corporation or partnership in which the direct and beneficial owners of all the equity interests consist solely of himself or the foregoing, and, including without limitation, any of the entities and persons listed on Part B of Schedule I.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the day and year first above written.

PARENT:	COLLECT HOLDINGS, INC.

	By:	/s/ David Selmonosky
	Name:	David Selmonosky
	Title:	President

ROLLOVER INVESTORS:

/s/ Michael J. Barrist
Michael J. Barrist

[Signature Page to Rollover Agreement]

The following schedule and exhibits are omitted. NCO Group, Inc. agrees to furnish supplementally a copy of such schedule and/or exhibits to the Securities and Exchange Commission upon request.

SCHEDULE
Schedule I	-	Rollover Investors and Rollover Transferees

EXHIBITS
Exhibit A	-	Amended and Restated Certificate of Incorporation of Collect Holdings, Inc.
Exhibit B	-	Stockholders Agreement Term Sheet
Exhibit C	-	Registration Rights Agreement Term Sheet
Exhibit D	-	Michael Barrist Employment Agreement Term Sheet
Exhibit E	-	Management Employment Agreement Term Sheet
Exhibit F	-	Restricted Stock Plan Term Sheet